EXHIBIT 99.1

Edible Garden Achieves Over 45% Year-Over-Year Increase in

Preliminary Herbs and Produce Sales Results During Key Holiday Time Period

Commitment to Zero-Waste Inspired® Mission and Consistently Strong Fill Rates Fuel Growth

BELVIDERE, New Jersey – January 8, 2024, — Edible Garden AG Incorporated (“Edible Garden” or the “Company”) (Nasdaq: EDBL, EDBLW), a leader in controlled environment agriculture (CEA), locally grown, organic, and sustainable produce and products, today announced that the Company experienced a more than 45% year-over-year increase in preliminary herbs and produce sales results for the key holiday time period.1

"We are incredibly proud of Edible Garden's exceptional performance this holiday season, which was marked by an impressive year-over-year growth in herbs and produce sales exceeding 45%," said Jim Kras, Chief Executive Officer of Edible Garden. "Building on the momentum of a record-breaking Thanksgiving period2, during which preliminary sales increased by more than 50% compared to the previous year, our success in increasing sales underscores the growing demand for our fresh, sustainable products. By leveraging the full potential of our comprehensive herb line and focusing on our core strengths, we believe we have further solidified Edible Garden's position as an innovative leader in the industry.”

"Our distribution network reaches over 5,000 retail locations, including leading names such as Meijer, Walmart, Wakefern/ShopRite, Hannaford, Target, Tops Friendly Markets, and H Mart. These valued partners trust Edible Garden for our high-quality, locally sourced, organic, and sustainable products, which align with our Zero-Waste Inspired® mission. A key driver of this trust is our consistently high fulfillment rates, among the best in the industry, which have become a cornerstone of our success. We expect our proven reliability not only strengthens our reputation as a dependable supplier but also enhances our appeal as we actively seek to expand our distribution network. As we continue to grow, we remain committed to ensuring that the Edible Garden brand stands for excellence, sustainability, and reliability."

ABOUT EDIBLE GARDEN®

Edible Garden AG Incorporated is a leader in controlled environment agriculture (CEA), locally grown, organic, and sustainable produce and products backed by Zero-Waste Inspired® next generation farming. Offered at over 5,000 stores in the US, Edible Garden is disrupting the CEA and sustainability technology movement with its safety-in-farming protocols, use of sustainable packaging, patented GreenThumb software and self-watering in-store displays. The Company currently operates its own state-of-the-art greenhouses and processing facilities in Belvidere, New Jersey and Grand Rapids, Michigan, and has a network of contract growers, all strategically located near major markets in the U.S. Its proprietary GreenThumb 2.0 patented (US Nos.: US 11,158,006 B1, US 11,410,249 B2 and US 11,830, 088 B2) software optimizes growing in vertical and traditional greenhouses while seeking to reduce pollution-generating food miles. Its proprietary patented (U.S. Patent No. D1,010,365) Self-watering display is designed to increase plant shelf life and provide an enhanced in-store plant display experience. Edible Garden is also a developer of ingredients and proteins, providing an accessible line of plant and whey protein powders under the Vitamin Way® and Vitamin Whey® brands. In addition, the Company’s Kick Sports Nutrition line features premium performance products that cater to today’s health-conscious athletes. Furthermore, Edible Garden offers a line of sustainable food flavoring products such as Pulp gourmet sauces and chili-based products. For more information on Pulp products go to https://www.pulpflavors.com/. For more information on Vitamin Whey® products go to https://vitaminwhey.com/. For more information on Edible Garden go to https://ediblegardenag.com/.

1.	Reflects sales for the period December 15-21, 2024, compared to the period December 17-23, 2023.
2.	Reflects sales for the weeks of November 8-24, 2024, compared to the weeks of November 1-18, 2023.

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Key Performance Indicator

This press release contains reference to the Company’s fulfillment rate which is a key performance metric management uses to analyze and measure the Company’s financial performance and results of operation. Management uses fulfillment rate as a measure of current and future business and financial performance, and it may not be comparable with measures provided by other companies. The Company defines fulfillment rate as the percentage of orders filled in full, relative to the total number of orders received during the period.

Preliminary, Unaudited Financial Disclosures

The data presented above is preliminary and unaudited, based upon our estimates, and subject to further internal review by management and compilation of actual results. The data presented above does not reflect the impact from vitamins and supplements revenue during this period and may not be reflective of year-over-year trends in consolidated revenue during the quarter ended December 31, 2024 (the “4th Quarter”). Our closing procedures for the 4th Quarter and year ended December 31, 2024 are not yet complete. Our management’s estimates are based upon preliminary information currently available from our business and do not include any promotional deductions. While we expect that our results will be consistent with these preliminary and unaudited estimates, our actual results may differ materially from these preliminary estimates.

This preliminary financial information is not a comprehensive statement of our financial results for this period. For example, herbs and produce constitute only one component of our overall revenue, which also includes sales from vitamins and supplements. Our actual results may differ materially from these estimates due to the completion of our financial closing procedures, final adjustments, and other developments that may arise between now and the time the closing procedures for the quarter are completed.

This preliminary financial information should not be viewed as a substitute for our full interim or annual financial statements prepared in accordance with U.S. generally accepted accounting principles. Accordingly, you should not place undue reliance on this preliminary financial information. The preliminary financial information has been prepared by, and is the responsibility of, our management. Marcum LLP, our independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, Marcum LLP does not express an opinion or any other form of assurance with respect thereto.

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Forward-Looking Statements

This press release contains forward-looking statements, including with respect to the Company’s preliminary financial results, overall profitability, ability to expand its distribution network and distribution relationships,  and performance as a public company. The words  “believe,” “estimate,” “expect,” “future,” “may,” “seek,” “should,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including market and other conditions and the Company’s ability to achieve its growth objectives, and other factors set forth in the Company’s filings with the Securities and Exchange Act Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2023 and subsequent quarterly reports on Form 10-Q. Actual results might differ materially from those explicit or implicit in the forward-looking statements, specifically our sales growth during the key holiday time period may not (i) reflect our overall revenue growth during the 4th Quarter and the quarter ending March 31, 2025 (the “1st Quarter”), (ii) the amount of sales that the Company recognizes as revenue during the 4th Quarter and will be able to recognize as revenue during the 1st Quarter and (iii) changes in market conditions and fulfillment rate during the 4th Quarter and the 1st Quarter.  The Company’s key holiday time period sales and fulfillment rate are preliminary and unaudited and are based on the Company’s internal financial records as of the date of this press release.  The Company’s independent publicly registered accounting firm, Marcum LLP has not audited, reviewed, compiled or performed any procedures with respect to the sales or fulfilment rate for the key holiday time period.  Accordingly, Marcum LLP does not express an opinion or any other form of assurance with respect to these preliminary results. You should not rely upon forward-looking statements as predictions of future events. The Company undertakes no obligation to update any such forward-looking statements after the date hereof to conform to actual results or changes in expectations, except as required by law.

Investor Contacts:

Crescendo Communications, LLC

212-671-1020

EDBL@crescendo-ir.com

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